Exhibit 99.3


          Attachment to Form 3 in accordance with instruction 5(b)(v).

                         FORM 3 JOINT FILER INFORMATION



   Name and Address:                        Windmill Master Fund L.P.
                                            2nd Floor, Harbour Centre
                                            Georgetown, Grand Cayman
                                            Cayman Islands

   Date of Event Requiring Statement:       December 29, 2006
   Issuer and Ticker Symbol:                Energy XXI (Bermuda) Limited [N/A]
   Relationship to Issuer:                  10% Owner

   TABLE I INFORMATION
   Title of Security:                       Common stock, par value $0.001 per
                                            share
   Amount of Securities Beneficially Owned: 7,300,001
   Ownership Form:                          D
   Nature of Indirect Beneficial Ownership: ---

   TABLE II INFORMATION
   Title of Derivative Security:            Warrants to Purchase Common Stock
   Date Exercisable:                        Immed.
   Expiration Date:                         10/20/09
   Title of Underlying Securities:          Common Stock
   Amount or Number of Shares:              7,748,900
   Conversion or Exercise Price:            $5.00 (2)
   Ownership Form:                          D
   Nature of Indirect Beneficial Ownership: ---


   Signature:                               WINDMILL MASTER FUND L.P.
                                            By: Duquesne Capital Management,
                                                L.L.C., its investment manager


                                            By:  /s/ Gerald Kerner
                                                 -------------------------------
                                                 Name:  Gerald Kerner
                                                 Title: Managing Director


   Date:                                    March 26, 2007